UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010

CAMPUS CREST COMMUNITIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2100 Rexford Road, Suite 414, Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)
☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory                  Arrangements of Certain Officers.
(e)      On November 5, 2010, in connection with the resignation of Shannon N. King, Campus Crest Communities, Inc. (the “Company”) and Ms. King entered into an Addendum to Release (the “Addendum”). The Addendum, among other things, provides that 7,789 shares of common stock of the Company attributable to Ms. King’s vested interest in awards under the deferred compensation plan of the Company’s predecessor be issued to Ms. King on November 5, 2010. The Addendum modifies a provision in Ms. King’s employment agreement with the Company that states the 7,789 shares of common stock of the Company would be issued to Ms. King on October 19, 2011. These shares were earned for prior service to the Company’s predecessor and were therefore 100% vested per Ms. King’s employment agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: November 12, 2010
/s/ Ted W. Rollins

Ted W. Rollins Co-Chairman and Chief Executive Officer